UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.(1)

(1)

On July 25, 2019, YogaWorks, Inc. (the “Company”) filed a Form 25, Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities and Exchange Act of 1934, with the Securities and Exchange Commission to delist the Company’s common stock, par value $0.001 per share (“Common Stock”), from The NASDAQ Stock Market (“NASDAQ”).  On August 5, 2019, the Company filed a Form 15 with the Securities and Exchange Commission to deregister the Common Stock under Section 12(g) of the Securities Exchange Act of 1934.  The Company intends to continue to use efforts to suspend and cease its reporting obligations under the Securities Exchange Act of 1934 as soon as reasonably practicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective October 1, 2019, Ms. Rosanna McCollough resigned as the chief executive officer and president of YogaWorks, Inc. (the “Company”). Ms. McCollough has also resigned as a member of the board of directors for the Company, effective October 1, 2019.  Ms. McCollough will continue in employment in a non-officer role through October 31, 2019 in order to assist with the transition of her duties.  Ms. McCollough’s severance arrangements have not yet been finalized.

Effective October 1, 2019, Mr. Vance Chang also resigned as the chief financial officer of the Company. Mr. Chang will continue in employment in a non-officer role in order to assist with the transition of his duties through October 31, 2019.

Mr. Brian T. Cooper, who is a current member of the Company’s board of directors, has been appointed as chief executive officer of the Company effective October 1, 2019.

Mr. Cooper has served as a member of the Company’s board of directors since May 2017. Mr. Cooper served as the Executive Vice President and Chief Financial Officer of Everyday Health, Inc., a public digital media company focused on health and wellness, from September 2003 to January 2017. Mr. Cooper joined Everyday Health, Inc. when it was a start-up and over a fourteen year period, led the company’s growth strategy, mergers and acquisitions, initial public offering and its ultimate sale to Ziff Davis, a subsidiary of j2 Global, Inc. Mr. Cooper was also responsible for the company’s accounting and finance departments, legal and business affairs, investor relations, human resources, business intelligence and data operations at Everyday Health, Inc. Prior to joining Everyday Health, Inc., Mr. Cooper served as Chief Financial Officer for AdOne LLC from 2000 to 2003 where he was responsible for its finance, accounting, corporate development and all administrative functions. He also served as Audit Partner in KPMG’s Information, Communications, and Entertainment practice from 1998 to 2000. Mr. Cooper also served as Vice President of Finance for Interfilm, Inc. from 1988 to 1995. Mr. Cooper began his career in Ernst and Young’s Entrepreneurial Services Group and is a graduate of the University of Pennsylvania’s Wharton School’s Executive Development Program and American University, where he earned his B.S. in Business Administration.

Mr. Cooper has entered into an employment agreement (the “Employment Agreement”) with the Company, dated as of October 2, 2019 (the “Effective Date”), pursuant to which Mr. Cooper is entitled to receive an annual base salary of $300,000. In addition, Mr. Cooper is eligible to receive an annual cash performance bonus targeted at 50% of his annual base salary, based on the achievement of performance criteria established by the Company's board of directors, and Mr. Cooper will receive an equity award of 612,000 restricted stock units, with such vesting terms as described in the Employment Agreement.

The information set forth above regarding the Employment Agreement is a summary, and is qualified in its entirety by reference to the actual terms of the Employment Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated October 2, 2019, by and between YogaWorks, Inc. and Brian Cooper

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: October 4, 2019	By:	/s/ Brian T. Cooper
Brian T. Cooper
Chief Executive Officer